Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE CASSIDY COMPANIES, INC.


     FIRST: The name of the Corporation is The Cassidy Companies, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is 1,600,000 shares, of which (i) 100,000 shares, par value $1.00 per share, shall be Preferred Stock ("Preferred Stock") and (ii) 1,500,000 shares, par value $0.01 per share, shall be Class A Common Stock, Class B Common Stock and Class C Common Stock, to be issued as shares of Class A Common Stock, Class B Common Stock and/or Class C Common Stock as the Board of Directors shall resolve from time to time. The Class A Common Stock, Class B Common Stock and Class C Common Stock are sometimes hereinafter referred to collectively as "Common Stock". The relative powers and preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as set forth hereinafter.

     FIFTH: A. Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the Board of Directors may determine.

            B. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, determination of any of the following:

                 (i) the distinctive serial designation and the number of shares constituting a series;

                (ii) the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

               (iii) the voting powers full or limited, if any, of the shares of such series;

                (iv) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes or to any series of any class or classes, of stock of the Corporation ranking junior to the Preferred Stock;

                 (v) whether the shares shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or any other corporation, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

                (vi) any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

     SIXTH: A. Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Class A Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of the stockholders.

            B. The holders of shares of Class A Common Stock shall have the right, acting together with the holders of shares of Class C Common Stock as a separate class, to elect (and to remove with or without cause) not less than two
(2) directors. Each director elected by the holders of shares of Class A Common Stock and Class C Common Stock shall have seven (7) votes on each matter on which a director is entitled to vote. Any vacancy occurring in the Board of Directors because of the death, resignation or removal for any cause of any director elected by the holders of shares of Class A Common Stock and Class C Common Stock may be filled only by such holders.

            C. No dividends shall be declared or paid to holders of shares of Class A Common Stock in respect of such shares.

     SEVENTH: A. Except as otherwise required by law or expressly provided in this Certificate of Incorporation, the holders of shares of Class B Common Stock are not entitled to vote on matters submitted to the vote of stockholders. Each share of Class B Common Stock shall entitle the holder thereof to one (1) vote on each matter required by law or expressly provided hereby to be voted on by holders of shares of Class B Common Stock.

            B. Without the favorable vote of holders of at least a majority of the issued and outstanding shares of Class B Common Stock, acting as a separate class, the Corporation shall not amend this Certificate of Incorporation if such amendment would:

                 (i) increase or decrease the par value of shares of Class B Common Stock; or

                (ii) change the powers; preferences or special rights of the shares of Class B Common Stock so as to affect them adversely.

The number of authorized shares of Class B Common Stock may be increased or decreased, but not below the number of shares thereof then outstanding, by the affirmative vote of the holders of a majority of shares of Class A Common Stock and Class C Common Stock.

            C. The holders of shares of Class B Common Stock shall be entitled to dividends when and as the same shall be declared by the Board of Directors, and as the same may be permitted by law; provided, that dividends declared or paid on shares of Class B Common Stock shall also be declared and paid on shares of Class C Common Stock.

     EIGHTH: A. Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Class C Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of the stockholders.

            B. The holders of shares of Class C Common Stock shall have the right, acting together with the holders of shares of Class A Common Stock as a separate class, to elect (and to remove with or without cause) not less than two
(2) directors. Each director elected by the holders of shares of Class C Common Stock and Class A Common Stock shall have seven (7) votes on each matter on which a director is entitled to vote. Any vacancy occurring in the Board of Directors because of the death, resignation or removal of any director elected by the holders of shares of Class A Common Stock and Class C Common Stock may be filled only by such holders.

            C. The holders of shares of Class C Common Stock shall be entitled to dividends when and as the same shall be declared by the Board of Directors, and as the same may be permitted by law.

     NINTH: A. The holders of shares of Class B Common Stock shall have the right, acting together with the holders of shares of Class C Common Stock as a separate class, to elect (and remove with or without cause) such number of directors as shall be determined pursuant to the By-Laws of the Corporation. Each director elected by the holders of shares of Class B Common Stock and Class C Common Stock shall have one (1) vote on each matter on which a director is entitled to vote. Any vacancy occurring in the Board of Directors because of the death, resignation or removal of any director elected by holders of shares of Class B Common Stock and Class C Common Stock shall be filled in accordance with the Corporation's By-Laws.

            B. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to herein as liquidation), after payment or provision for payment of the debts and other payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock hereafter authorized shall be entitled upon liquidation, the holders of shares of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation; provided, however, that holders of shares of Class A Common Stock shall not be entitled to receive more than $1 of such remaining assets in respect of each such share of Class A Common Stock in the event of liquidation.

     TENTH: In all respects other than as expressly set forth in this Certification of Incorporation, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be identical.

     ELEVENTH: The name and mailing address of the incorporator of the Corporation are as follows:

                       Name                                        Address
                       ----                                        -------
                  Imad I. Qasim                            1722 Eye Street, N.W.
                                                           Washington, DC  20006

     TWELFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, subject to any specific limitation on such power provided by any By-Laws adopted by the stockholders.

     THIRTEENTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

     FOURTEENTH: The Corporation is to have perpetual existence.

     FIFTEENTH: The Corporation reserves the right to amend, alter change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     SIXTEENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            B. Each person who was or is made a party or is threatened to be made a party to or is or was involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section C of this Article Sixteenth with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

            C. If a claim under Section B of this Article Sixteenth is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            D. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Sixteenth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

            E. The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, letter of credit, or self-insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware.

            F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article Sixteenth with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand and seal this 13th day of March 1991.


                                                 /s/ Imad I. Qasim
                                                 ------------------------------
                                                     Imad I. Qasim